Exhibit 10.17

SECOND AMENDMENT TO PURCHASE AGREEMENT

This Second Amendment to Purchase Agreement (this “Second Amendment”) is made and entered into as of this 11th day of February, 2004, between Pinnacle Entertainment, Inc., a Delaware corporation (“Seller”), and Rothbart Development Corporation, a California corporation (“Rothbart”).

RECITALS

A. Seller and Rothbart entered into that certain Purchase Agreement, dated as of June 14, 2002 (the “Purchase Agreement”), as amended pursuant to that certain Amendment to Purchase Agreement dated as of November 14, 2002 (the “First Amendment”), and that certain letter agreement dated as of January 16, 2003 (the “Letter Agreement”) (together, the “Agreement”), relating to the sale and purchase of approximately sixty (60) acres of real property located in the City of Inglewood, County of Los Angeles, State of California, and more particularly described in the Agreement (the “Property”).

B. Rothbart has elected to pursue the Governmental Approvals it may need to develop the Property through a voter initiative process (the “Initiative”) which it believes will take place in the City’s April 6, 2004 election (the “Election”). In order to pursue such Governmental Approvals, Rothbart has requested, and Seller has granted, in consideration of the payments to be made hereunder and the terms and conditions set form herein, an extension of time for the Closing to occur, to and including April 30, 2004, as such date may be extended pursuant to the terms of this Second Amendment.

C. Prior to the date of this Second Amendment, on December 23, 2003, Seller sent a letter to Rothbart purporting to terminate the Agreement (“Termination Letter”).

D. Notwithstanding the Termination Letter, Seller and Rothbart desire to enter into this Second Amendment to affirmatively reinstate the Agreement, to amend the Agreement as set forth below to grant the above-referenced extension, and to confirm that the Agreement, as amended herein, remains in full force and effect.

OPERATIVE PROVISIONS

NOW, THEREFORE, in consideration of the foregoing recitals, which recitals are incorporated herein by this reference, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Rothbart agree as follows:

1. Defined Terms. Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to such terms in the Agreement.

2. Consideration for Extension. In consideration of Seller granting the extension of time to close Escrow as herein provided, Rothbart shall pay directly to Seller, outside of Escrow, the sum of Two Million and No/100 Dollars ($2,000,000.00), which such amount shall be credited against the Purchase Price at the Closing. Promptly upon receipt of such payment, Seller shall acknowledge its receipt by sending written notice to Escrow Holder, with a copy to Rothbart. Escrow Holder is directed, upon its receipt of a copy of this Second Amendment, to immediately return to Buyer the current Deposit, to wit, the Letter of Credit in the amount of Twenty Five Thousand Dollars ($25,000) and the Letter of Credit in the amount of Three Hundred and Twenty-Five Thousand Dollars ($325,000) previously deposited with Escrow Holder. Sections 2(a), 2(b), 2(d) and 2(e) of the Purchase Agreement are hereby deleted in their entirety. The amounts payable to Seller hereunder, together with the amounts, if any, paid to Seller pursuant to Section 13 of this Second Amendment, shall constitute the only amounts payable to Seller in the event Buyer elects not to purchase the Property hereunder.

3. Survey. Rothbart has ordered and reviewed the Surveys. Regardless of the actual area of the Property, the Purchase Price shall remain at Thirty Six Million Dollars ($36,000,000) and the last sentence of paragraph 4 of the Agreement is hereby deleted in its entirety.

4. Contingency Period. Rothbart acknowledges that, subject to the matters set forth in Section 6, below, it has reviewed and approved all of the matters identified in subparagraphs (a) through (e), inclusive, of Section 5 of the Purchase Agreement. Without limiting the generality of the foregoing, Rothbart hereby approves of the terms of that certain Construction License and Indemnity Agreement, between Seller and Watt Developers, LLC (the “License Agreement”), pursuant to which Watt Developers,, LLC shall have the right to overexcavate, remove, replace and recompact soil within the “License Area” described therein, substantially in the form attached hereto as Exhibit “A”, and incorporated herein by reference.

5. Contingencies and Seller’s Warranties.

(a) Subsections 15.A and B of the Purchase Agreement are hereby deleted in their entirety and replaced with the following:

“Seller acknowledges that Rothbart may not wish to purchase the Property absent the approval of the Initiative by the voters in the Election. Seller further acknowledges that Rothbart cannot guarantee the approval of the Initiative by the voters in the Election and that Rothbart does not wish to be subject to any contention by Seller that Rothbart failed to use reasonable efforts to achieve such approval. Accordingly, Seller agrees that Rothbart shall have no obligation to (i) obtain any Governmental Approvals for the Wal-Mart Plan or otherwise, or (ii) seek or support approval of the Initiative. Rather, the amounts paid in consideration of the extension granted herein shall be treated as option consideration and Rothbart shall have the option to purchase the property for the Purchase Price, less the credits referred to in paragraph 2 of this Second Amendment, and, if applicable, paragraph 13 of this Second Amendment, on or before the Closing Date, regardless of the outcome of the Election or any challenge which may be made with respect thereto. Towards that end, Seller shall likewise be under no obligation to (y) obtain any Governmental Approvals for the Wal-Mart Plan or otherwise, or (z) seek or support approval of the Initiative. Notwithstanding the foregoing, Seller shall not oppose the Initiative. Buyer acknowledges that Seller has been named as a party defendant in one action contesting the Initiative and could well be named as a party defendant in other actions contesting the Initiative. Buyer shall, from time to time at Seller’s request and upon receipt of reasonable back-up documentation, reimburse Seller for the reasonable costs and expenses, including attorneys’ fees, incurred by Seller in defending any such action. Seller is under no duty to execute documents to further the Initiative’s success, nor to respond to public agency inquiries about the Initiative, nor to answer, appear, file motions, or participate in the litigation challenges to the Initiative. Rothbart acknowledges that Seller has made, and is making, no representation or warranty whatsoever with respect to the success of the Initiative or, if the Initiative is approved, its viability in light of any challenge which may be made with respect thereto.”

(b) Rothbart acknowledges that, subject only to the conditions set forth in this Second Amendment, all of the remaining contingencies and representations and warranties of Seller set forth in the Agreement have been either satisfied and/or waived. In particular:

(1) Rothbart acknowledges that it has completed the Inspections described in Section 15.C of the Purchase Agreement and that, except as set forth in Section 6, below, Seller shall have no obligation to remedy any condition of the Property, whether disclosed by Seller or otherwise discovered by Rothbart, unless Seller so elects in Seller’s sole and absolute discretion.

(2) All of Section 15.D of the Purchase Agreement is hereby deleted and replaced with the following:

“(A) Effective as of the date hereof, Seller warrants that Seller has no actual knowledge of (i) any notice of violations of city, county, state, federal, building, land use, fire, health, safety, environmental, hazardous materials or other governmental or public agency codes, ordinances, regulations, or orders with respect to the Property, except as may be described in Seller’s Materials; (ii) any litigation, pending or threatened, with respect to the Property; excluding, however, any litigation or threat thereof relating to the Initiative; (iii) any action, litigation or proceeding pending or threatened to take all or any portion of the Property by eminent domain; (iv) other than as may be identified in the Surveys, Seller’s Materials and/or by Rothbart’s reasonable inspection of the Property, any encumbrances or easements affecting the Property, except as set forth in the Commitment; and (v) Seller’s receipt of any notice of a proposed or existing utility impact fee or utility moratorium; which, in any of the foregoing instances, would have a material adverse effect in relation to the cost of the Property.”

“(B) If after the date of the Second Amendment, Michael Finnigan or John Godfrey (“Seller’s Representatives”) learn that any of such warranties are untrue, Seller shall provide written notice to Rothbart within five (5) business days of the date that one of Seller’s Representatives learns that such warranty is untrue, which written notice shall identify the specific warranty that is untrue and the facts or circumstances that make such warranty untrue.”

“(C) If Seller breaches any of the foregoing warranties or the covenant to provide to Rothbart written notice that any of the foregoing warranties is untrue, Rothbart may only pursue available remedies at law against Seller (i.e. monetary damages) and shall not assert any such breach as a failure of the consideration previously paid hereunder.”

“(D) For purposes of this Section 15.D, Seller’s “actual knowledge” shall be limited to the knowledge of Seller’s Representatives.”

(3) Rothbart acknowledges and agrees that it has received from Seller the natural hazardous disclosure report referred to in Section 15.E of the Purchase Agreement.

(4) Rothbart acknowledges that it has obtained the approval from the Committee contemplated in Section 15.F of the Purchase Agreement.

(5) Section 15.H of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“In the event that Rothbart elects to process a parcel map prior to the Closing, Seller shall reasonably cooperate with Rothbart in the processing of such parcel map, provided that such cooperation is at no cost, expense or liability to Seller. Under no circumstance shall Seller be required to execute a parcel map if there is no, or will not likely be, a purchase by Rothbart or its permitted successor by the Closing Date.”

(6) Section 15.I of the Purchase Agreement is hereby deleted in its entirety.

6. Seller’s Obligations. Rothbart acknowledges that Seller has satisfied all of its obligations pursuant to subparagraph 3(f) of the Amendment and that Seller has completed its obligations under subparagraph 3(e) of the Amendment (pending receipt of a final closure letter from the applicable governmental authorities). Accordingly, Seller’s obligations under the Agreement, as amended hereby, shall consist solely of those obligations set forth in paragraphs 3(a) through (d) inclusive, of the First Amendment, obtaining the final closure letter referred to above pursuant to subparagaph 3(e) of the First Amendment, those obligations of Seller set forth in subsection 3(b) of the Agreement, and convey the Property as and when required under this Agreement.

7. Condemnation. Section 8 of the Purchase Agreement is hereby deleted in its entirety and replaced by the following:

“If, prior to the Closing, an, authority with eminent domain powers obtains possession of all or part of the Property by an order of possession, Rothbart shall have the option of (a) completing the purchase in accordance with this Agreement, in which event all condemnation proceeds or claims thereof shall be assigned to Rothbart, or (b) canceling this Agreement, in which event this Agreement shall be terminated with neither party having any rights against the other.”

8. Default by Seller. Section 11B of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“If Seller fails to convey the Property as and when required under this Agreement, Rothbart’s sole and exclusive remedy shall be to enforce Rothbart’s right to specific performance and related injunctive relief; provided, however, that if as a result of Seller’s default, specific performance is not available as a remedy, then Rothbart shall have the right to terminate this Agreement and recover the amount paid to Seller pursuant to paragraph 2 of this Second Amendment as well as any amount paid pursuant to paragraph 13 of this Second Amendment, as well as any and all reasonable expenses paid by or on behalf of Rothbart in connection with the Agreement. In no event shall Rothbart be entitled to seek recovery for any lost profits or other consequential damages.”

9. Utilities. Section 14 of the Purchase Agreement is hereby deleted in its entirety.

10. Waiver. In further consideration of this Second Amendment, Rothbart hereby fully and forever releases any and all claims, actions, causes of action, suits, proceedings, demands, rights, damages, costs, expenses or other compensation whatsoever, whether known or unknown, direct or indirect, foreseeable or unforeseeable, absolute or contingent, that Rothbart now has or may have or which may arise in the future arising out of, directly or indirectly, or in any way connected with the Property or any other matters relating to the Property, including, without limitation: (A) any condition of environmental contamination or pollution at the Property, however and whenever occurring (including, without limitation, the contamination or pollution of any soils, subsoil media, surface waters or groundwaters at the Property); (B) to the extent not already included in (A), above, the prior, present or future existence, release or discharge, or threatened release, of any Hazardous Substances at the Property, however and whenever occurring; (C) the violation of, or non-compliance with, any applicable law now or hereafter in effect, however or whenever occurring; (D) any costs, deposits, extension payments, option payments, legal fees, foregone or lost actual or prospective profits or other sums expended or foregone by Rothbart in its pursuit of development of the Property; (E) the condition of the soil at the Property, or incompleteness of, or any defect or mistake in, any of the Seller’s Materials; and (F) to the extent not already covered by any of the foregoing clauses (A) through (E), above, the use, maintenance, development, construction, ownership or operation of the Property by Seller or any of Seller’s predecessor(s)-in-interest in the Property; excluding, however, any and all claims, actions, causes of action, suits, proceedings, demands, rights, damages, costs, expenses or other compensation whatsoever, whether known or unknown, direct or indirect, foreseeable or unforeseeable, absolute or contingent, that may arise out of the breach by Seller of its obligations under the Agreement, as amended hereby.

11. Notices. From and after the date hereof, notices to Seller shall be addressed as follows:

Pinnacle Entertainment, Inc.

3800 Howard Hughes Parkway

Suite 1800

Las Vegas, Nevada 89109

Attn: General Counsel

With a copy to:

Irell & Manella LLP

1800 Avenue of the Stars

Suite 900

Los Angeles, California 90067

Attn: Sandra G. Kanengiser

And to:

Latham & Watkins LLP

633 West Fifth Street

Suite 4000

Los Angeles, California 90071

Attn: Robert D. Crockett

12. Closing. Section 18.A of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Closing shall occur, if at all, on the business day (the “Closing Date”) specified in a notice from Rothbart to Seller that it is exercising its option to purchase the Property but in no event shall the Closing Date occur prior to the date which is ten (10) days from Rothbart’s notice and if the Closing has not occurred by April 30, 2004 (as such date may be extended pursuant to paragraph 13, below, the “Outside Closing Date”), this Agreement shall automatically, and without any act on the part of either party hereto, terminate and be of no further force and effect”

13. Extensions. Section 18.B of the Agreement is hereby deleted in its entirety. Rothbart acknowledges that the filing of any action or proceeding whatsoever in connection with any Governmental Approval or the Initiative or the use of the Property contemplated by the Initiative by or against any party, including without limitation, any governmental authority, third party, Rothbart, any party affiliated with Rothbart or any prospective occupant of the Property, shall not operate to extend the Outside Closing Date. Notwithstanding the foregoing, Rothbart shall have the option to extend the Outside Closing Date to May 31, 2004, by providing written notice to Seller on or before April 30, 2004, and concurrently with such notice paying to Seller, outside of Escrow, One Million Dollars ($1,000,000) in consideration of such extension, which such amount shall be credited against the Purchase Price at the closing.

14. Work Product. Seller shall have the option, at its cost, to review and copy all reports, surveys, plans, maps, EIRs and other documents prepared or obtained by Rothbart with respect to the Property (the “Work Product”), whether such Work Product has been prepared prior to the date hereof, or hereafter prepared or obtained by Rothbart. Rothbart does not make any representation or warranty related to the content or accuracy of such Work Product. In the event that Rothbart does not complete the purchase of the Property, this Second Amendment shall constitute an assignment, without warranty, by Rothbart to Seller of all of Rothbart’s right, title and interest in and to all such Work Product.

15. Transfer of Seller’s Interest. The second sentence of Section 24 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Seller shall have the unrestricted right to transfer the Property, and concurrently assign this Agreement, to any third party without the consent of Rothbart; provided that Seller shall not, by act or omission, create a condition that would cause Rothbart to forfeit its ability to pursue specific performance of the Agreement, and that such assignment is subject to the Agreement Subject to the immediately preceding sentence, Seller shall be automatically relieved of any obligations and liabilities under this Agreement, provided that its assignee assumes all of Seller’s obligations under this Agreement.”

16. Memorandum. Rothbart and Seller agree to execute, acknowledge and record a memorandum of the Agreement against the Property, in the form of Exhibit “B”, attached hereto and incorporated by reference, which memorandum shall automatically terminate by its terms on the Outside Closing Date.

17. Additional Offers. Prior to the Close of Escrow, Seller shall have the right to continue to offer and actively market the Property for sale and may negotiate and accept offers from third parties, subject to the Agreement, as amended hereby. Rothbart shall not, in the event of a sale to a third party, assert a claim for unjust enrichment, quantum meruit, or any other theory based upon work done to improve the entitlements to or condition of the Property.

18. Exhibits. Exhibits C, F, G, H and J to the Agreement are no longer relevant and are intentionally deleted. The Real Property Tax Guidelines attached to the Agreement as Exhibit “E” will be completed by Seller, without warranty.

19. Arbitration and the Remedy of Lis Pendens. Any and all disputes between the parties arising from or relating to the Agreement and any amendment thereto, including this Second Amendment; shall be resolved by binding arbitration before a retired judge (the “Arbitrator”). The parties waive any and all right to remedies provided under Section 1281.8 (provisional remedies) and Part II, Title 4.5 (lis pendens) of the California Code of Civil Procedure, except as may be first authorized by the Arbitrator with written findings. The parties shall select the Arbitrator from the panel offered by JAMS. The parties shall adhere to JAMS’ Comprehensive Arbitration Rules and Procedures. The award of the Arbitrator shall be subject to judicial enforcement as provided in applicable California law. The parties agree to the JAMS Optional Arbitration Appeal Procedure, except that the members of the appeal panel shall be retired judges. Notwithstanding the foregoing, nothing contained herein shall be deemed to affect Rothbart’s right to obtain specific performance.

20. Relationship to the Agreement. This Second Amendment supercedes any inconsistent provisions contained in the Purchase Agreement, the First Amendment or the Letter Agreement Except as amended hereby, .the Agreement remains in full force and effect.

21. Counterparts. This Second Amendment may be executed in counterparts, which, when taken together shall be one and the same instrument.

[SIGNATURES FOLLOW – NEXT PAGE]

IN WITNESS WHEREOF, this Second Amendment has been executed as of the date first above written.

PINNACLE ENTERTAINMENT, INC., a Delaware corporation		ROTHBART DEVELOPMENT CORPORATION, a California corporation

By:	/s/ John A. Godfrey	By:	/s/ Stanley G. Rothbart

Its:	Senior VP & General Counsel	Its:	President

By its signature below, Rothbart’s assignees Wal-Mart and Sam’s Real Estate Business Trust agree, for the benefit of Seller to the provisions of paragraphs 2 and 19 hereof and otherwise approves of the form of this Second Amendment.

WAL-MART REAL ESTATE BUSINESS TRUST, a Delaware statutory trust

By:

Its:

SAM’S REAL ESTATE BUSINESS TRUST, a Delaware statutory trust

By:

Its:

S-1

IN WITNESS WHEREOF, this Second Amendment has been executed as of the date first above written.

PINNACLE ENTERTAINMENT, INC., a Delaware corporation	ROTHBART DEVELOPMENT CORPORATION, a California corporation

By:	By:

Its:	Its:

By its signature below, Rothbart’s assignees Wal-Mart and Sam’s Real Estate Business Trust agree, for the benefit of Seller to the provisions of paragraphs 2 and 19 hereof and otherwise approves of the form of this Second Amendment.

WAL-MART REAL ESTATE BUSINESS TRUST, a Delaware statutory trust

By:	/s/ John E. Clark

Its:	Assistant Vice President

SAM’S REAL ESTATE BUSINESS TRUST, a Delaware statutory trust

By:	/s/ John E. Clark

Its:	Assistant Vice President

S-1

EXHIBIT “A”

LICENSE AGREEMENT

Exhibit “A”

CONSTRUCTION LICENSE AND INDEMNITY AGREEMENT

[Hollywood Park Property]

This CONSTRUCTION LICENSE AND INDEMNITY AGREEMENT (the “Agreement”) is entered into as of                     , 2003, between Pinnacle Entertainment, Inc., a Delaware corporation (“Seller”), and Watt Developers LLC, a California limited liability company (“Buyer”), with reference to the following facts:

A. Seller holds title to certain real property (“Seller’s Property”) located in the City of Inglewood, County of Los Angeles, State of California, and as more particularly described on Exhibit A attached hereto.

B. Pursuant to the terms of that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated September 10, 2002 (as subsequently amended, the “Purchase Agreement”), between Buyer and Seller, Buyer has the right to acquire from Seller certain real property (the “Residential Property”) located in the City of Inglewood, County of Los Angeles, State of California adjacent to Seller’s Property, and described in the Purchase Agreement.

C. Following the Close of Escrow (as defined in the Purchase Agreement), Buyer anticipates that, in grading the Residential Property in accordance with the approved grading plan for the Residential Property, Buyer will need to enter onto a portion of Seller’s Property (which portion of Seller’s Property is referred to in this Agreement as the “License Area” and is more particularly described on Exhibit B attached hereto) to overexcavate, remove, replace and recompact the soil within the License Area.

D. Buyer desires to obtain Seller’s agreement that, following Close of Escrow (and conditioned upon the occurrence of Close of Escrow), Buyer or any permitted assignee of Buyer’s rights under the Purchase Agreement shall have the right to enter onto the License Area for the purposes and upon the terms and conditions contained in this Agreement, and Seller desires to grant a license to Buyer for such purpose.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained in this Agreement and the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Grant of License. From and after the date of Close of Escrow, as defined in the Purchase Agreement, and continuing for a period of nine (9) months thereafter (the “License Termination Date”), Buyer and Watt Developers at Renaissance LLC, a California limited liability company which has been formed by Buyer to take title to the Residential Property (“Renaissance”) (and Buyer’s agents, employees, contractors and subcontractor) (collectively, the “Buyer Parties”) shall have the temporary, non-exclusive, irrevocable right and license to enter upon the License Area solely for the purpose of excavating, removing, replacing and recompacting soil as necessary to comply with the approved grading plan for the Residential Property; provided that in conducting all such activities Buyer and all parties working on behalf of Buyer comply with all laws and regulations applicable to such activities, do not interfere with any construction activities being conducted adjacent to the

License Area, and Buyer obtains and maintains the insurance described in Paragraph 2 below. Following Buyer’s activities in the License Area, Buyer shall restore the surface of the License Area to substantially the same condition and appearance as existed prior to the commencement of activities by Buyer in the License Area. The license and right herein granted to Buyer (and Buyer’s agents, employees, contractors and subcontractors) shall remain in effect until the earlier of the date upon which Buyer has fully completed its permitted activities in the License Area or the License Termination Date, after which this Agreement shall automatically terminate (except for Buyer’s indemnification obligations, which shall survive termination of this Agreement). Upon Seller’s request, Buyer shall execute a quitclaim deed or other written confirmation of termination.

2. Insurance. At all times while Buyer is performing work on Seller’s Property, Buyer shall obtain and maintain in full force and effect, at its own expense: (i) a policy of insurance written by one or more insurance carrier(s) licensed to do business in California with a Best Insurance Rating of A VIII or better which will include Seller and if requested, Seller’s lender, as an additional insured, insuring against liability for injury to persons and/or property and death of any person or persons occurring in, on or about Seller’s Property arising from Buyer’s conduct or the conduct of any of the Buyer Parties, the liability limit under such insurance shall not be less than $1,000,000 for the death or injury of any one person and not less than $3,000,000 for any one accident and $500,000 for property damage; and (ii) all employee’s compensation insurance required under applicable Worker’s Compensation Acts. Before commencing any work on Seller’s Property, Buyer shall furnish Seller with certificates of insurance issued by the appropriate insurance carrier(s) demonstrating compliance with the terms of this paragraph and providing that such insurance shall not be canceled except after thirty (30) days written notice to Seller.

3. Indemnity Regarding Buyer’s Activities. Buyer hereby indemnifies, agrees to defend and hold harmless Seller from and against all claims, causes of action, damages, costs, and expenses (including reasonable attorneys’ fees and costs), arising from any work or conduct engaged in by any of the Buyer Parties pursuant to Paragraph 1 above, or related to the commission or omission of any act in connection with such conduct.

4. Notices. All notices required hereunder shall be in writing, and shall be delivered in the manner specified in the Purchase Agreement.

5. Attorneys’ Fees. In the event of any action by Seller or Buyer concerning the subject matter of this Agreement, the prevailing party shall be entitled to recover from the nonprevailing party its costs and expenses of enforcing its rights hereunder, including actual attorneys’ fees.

6. Binding on Successors. The terms and conditions herein contained shall be binding upon and inure to the benefit of the successors and assignees of the parties hereto. Without limiting the generality of the foregoing, this Agreement shall be binding upon and shall benefit Renaissance.

7. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of California.

8. Partial Invalidity. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement shall continue in full force and effect and shall in no way be impaired or invalidated, and the parties agree to substitute for the invalid or unenforceable provision a valid and enforceable provision that most closely approximates the intent and economic effect of the invalid or unenforceable provision.

9. Entire Agreement. All exhibits referred to herein are attached hereto and incorporated herein by this reference. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and cannot be amended or modified except by a written agreement, executed by each of the parties hereto.

10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall, for all purposes, be deemed an original and all such counterparts, taken together, shall constitute one and the same instrument.

11. Further Assurances.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

BUYER:

WATT DEVELOPERS LLC, a California limited liability company

By:

Its

SELLER:

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:

Its:

[GRAPHIC]

Exhibit “B”

EXHIBIT “B”

MEMORANDUM

Exhibit “B”

RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO:

Rothbart Development Corporation

Attn: Stanley G. Rothbart

1801 Avenue of the Stars, Suite 920

Los Angeles, CA 90067

Space Above This Line For Recorder’s Use Only

INGLEWOOD, CALIFORNIA

MEMORANDUM OF PURCHASE AGREEMENT

This Memorandum of Purchase Agreement (“Memorandum”) is entered, into as of this              day of                      , 2004, by and between Pinnacle Entertainment, Inc., a Delaware corporation (“Seller”), and Rothbart Development Corporation, a California corporation (“Rothbart”).

RECITALS

WHEREAS, Seller is the owner of certain real property located in the City of Inglewood, County of Los Angeles, State of California, as specifically described on Exhibit “A”, attached hereto and incorporated herein by reference (‘“Property”);

WHEREAS, Seller and Rothbart have entered into a Purchase Agreement between them dated June 14, 2002 (as heretofore amended, and as subsequently amended, the “Purchase Agreement”), pursuant to which Seller has agreed to sell, and Rothbart has agreed to purchase, the Property, upon the terms, and conditions set forth in the Purchase Agreement;

WHEREAS, Seller has agreed that in the event Seller breaches, or fails to comply with, the terms of the Purchase Agreement, Rothbart shall have certain rights and remedies that are specifically set forth in the Purchase Agreement, including, without limitation, the right to specific performance; and

WHEREAS, this Memorandum is intended to be a supplement to the Purchase Agreement, and incorporates herein by reference, the terms of the Purchase Agreement relating to Rothbart’s enforcement rights, as though those provisions were set forth in full herein.

OPERATIVE PROVISIONS

NOW, THEREFORE, in consideration of the foregoing Recitals, which Recitals are incorporated herein by this reference, and for other good and valuable consideration, the receipt and sufficiency of which, is hereby acknowledged, and for the mutual covenants contained herein, the parties agree as follows:

1. Incorporation by Reference. This Memorandum incorporates by reference all of Rothbart’s rights and remedies set forth in the Purchase Agreement as though set forth in full herein. All successors-in-interest to each of the parties herein, are hereby placed on notice that each of the parties herein will, under the circumstances specified in the Purchase Agreement, have certain rights and remedies with respect to the Property including, without limitation, Seller’s right to specific performance.

2. Recording. The parties agree that this Memorandum will be recorded in the public records of the County of Los Angeles.

3. Expiration. The parties agree that the Purchase Agreement is scheduled to terminate and be of no further force and effect on April 30, 2004 (the Termination Date contemplated in the Purchase Agreement) or if the Termination Date is extended as set forth in the Purchase Agreement, May 31, 2004. Upon such Termination, Rothbart shall execute, cause to have notarized and deliver to Seller a quitclaim deed of the Property and any other instrument which Seller may reasonably request of Rothbart to evidence the termination of the Purchase Agreement Notwithstanding the foregoing, in the event of an arbitration pursuant to the Purchase Agreement, pursuant to which Rothbart is seeking specific performance of the Purchase Agreement and/or related injunctive relief, Rothbart shall have no obligation to execute such quitclaim deed and this Memorandum shall remain of record until such time as a final binding award is entered in such arbitration.

4. Binding Effect/Amendment. This Agreement shall be binding upon the parties hereto, their administrators, heirs, successors or assigns and can be changed only by written agreement signed by all parties.

5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, we have hereunto set our hands and seals on the date and year first above written.

SELLER:

WITNESS:	PINNACLE ENTERTAINMENT, INC., A DELAWARE CORPORATION

BY:

ITS:

DATE:

ATTEST:	ROTHBART:

ROTHBART DEVELOPMENT CORPORATION, A CALIFORNIA CORPORATION

ASSISTANT SECRETARY (CORPORATE SEAL)

BY:

ITS:

DATE:

[ADDITIONAL SIGNATURES FOLLOW – NEXT PAGE]

By its signature below, Rothbart’s assignees Wal-Mart and Sam’s Real Estate Business Trust agree, for the benefit of Seller to the provisions of paragraphs 2 and 19 of the Second Amendment, and otherwise approve of the form of the Second Amendment.

WAL-MART REAL ESTATE BUSINESS TRUST, a Delaware statutory trust

By:

Its:

SAM’S REAL ESTATE BUSINESS TRUST, a Delaware statutory trust

By:

Its:

STATE OF	)
)
COUNTY OF	)

On                             , 2004 before me, the undersigned, a Notary Public in and for said County and State, personally appeared                             , personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

STATE OF	)
)
COUNTY OF	)

On                             , 2004 before me, the undersigned, a Notary Public in and for said County and State, personally appeared                             , personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

STATE OF	)
)
COUNTY OF	)

On                             , 2004 before me, the undersigned, a Notary Public in and for said County and State, personally appeared                             , personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

STATE OF	)
)
COUNTY OF	)

On                             , 2004 before me, the undersigned, a Notary Public in and for said County and State, personally appeared                             , personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/her signature(s) on the instrument the person(s), or entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

EXHIBIT “A”

LEGAL DESCRIPTION

EXHIBIT “A”

Parcels A and B as shown on map of Parcel Map 25640, in the City of Inglewood, filed in Book 289 Pages 53 to 61 Inclusive of Maps, in the office of the County Recorder of said county.

Excepting and Reserving unto, Tidewater Associated Oil Company, its successors and assigns, in dead recorded February 25,1947, In Book 24243 Page 423, Official Records, all minerals, including but not limited to hydrocarbon carbonaceous substances, together with the right to mine, extract, recover and remove the same; provided, however, and grantor so covenants, that grantor, its successors and assigns, except by permission of grantee, Its successors or assigns, will never enter upon the surface of said land for the purpose of mining, extracting, removing or recovering said minerals, it being expressly covenanted and agreed, however, that grantor, its successors and assigns, shall have the right to mine, extract, recover and remove said minerals by means of directional or subsurface drilling or any other recovery method, whether similar or dissimilar so long as the surface of said lands is not occupied or used, or its support materially impaired. Also from that portion of said land lying Easterly of the following described line; beginning at a point In the Northerly line of the Southeast Quarter of said Section 34, distant thereon South 89° 59’ 12” East 1322.40 feet from the Northwest corner of said Southeast Quarter of said Section. Said point of beginning being the Northwest corner of the East half of said Southeast Quarter of said Section; thence along the Westerly line of said East half of said Southeast Quarter of said Section, South 0° 2’ 22” East 2590.40 feet to the Northerly fine of Century Boulevard, 100 feet wide.

Also reserving unto Manchester Avenue Company, a California Corporation, by deed recorded August 31, 1956 in Book 52179 Page 412, Official Records, an undivided 28/200 of one percent of all minerals, oil, gas and other hydrocarbon substances or the proceeds therefrom in and under or that may be produced or saved from that portion of said land lying Northerly of a line parallel with and 1320 feet measured Southerly at right angles from the Northerly line of said Section 34.

Also Except all subsurface oil, gas, casinghead gas and other hydrocarbon and other gaseous substances located on said property, as granted to Hollywood Park Operating Company, a Delaware Corporation, in a deed recorded May 18, 1982, as Instrument No.

82-511580, Official Records.

Also reserving unto Mason Letteau, F.T H_nton and John R. Mac Faden constituting the Board of Trustees of the Endowment Care Fund of Inglewood Park Cemetery Association., in deed recorded March 18, 1964 in Book D238 page 795, Official Records, all minerals, oil, gas and other hydrocarbon substances lying in or below a depth of 500 feet and without, right of surface entry on that portion of said land lying Northerly of a line parallel with and 1320 feet Southerly measured at right angles from the Northerly line of said Section 34.

Also except from said portion thereof interest of Inglewood Golf Course, a partnership, in all oil, and gas royalties and payments derived form the existing oil and gas lease on said land, or any part thereof, which are presently of record in the office of the County Recorder of said County, as excepted and reserved by Inglewood Golf Course, a partnership, In deed recorded November 21, 1962, as Instrument No. 1996, in Book D 1829 Page 887, Official Records.

Also except from a portion of said land, all minerals, oil, gas and other hydrocarbon substances lying in or under said land below a depth of _00 feet but without right of surface entry, as reserved by Mason Letteau F.T. Hinton and John R. Mac Faden, being the successor in the Office of Chris G. Demetriou and their successors in Office as Board of Trustees of the Endowment Care Fund of Inglewood Park Cemetery Association, in deed recorded March 18, 1964, as Instrument No. 1220, in Book D2398 Page 795, Official Records.

Also Except from all said land oil, mineral, gas, hydrocarbon and other similar rights lying below the depth of 500 feet from the surface of said and without any right of entry to surface or to that portion of the subsurface less than 500 feet in depth, as quitclaimed to Hollywood Park Hotel Corporation, by a quitclaim deed recorded August 12, 1977, as Instrument No. 77-888762.

A Certificate of Correction was recorded June 28, 2000 as Instrument No. 00-0993688, Official Records

Assessor’s Parcel No: 4025-011-025/026/027